Exhibit 10.120

THE BANK OF LAS VEGAS

$3,175,200.00	November 4, 2011
Marietta, Georgia

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, jointly and severally if more than one, promises to pay to the order of THE BANK OF LAS VEGAS or its successors or assigns, 622 Douglas Avenue, P.O. Box 3210, Las Vegas, NM 87701, or such other place as the holder hereof may from time to time designate in writing, the principal sum of Three Million One Hundred Seventy-Five Thousand Two Hundred and No/100 Dollars ($3,175,200.00), plus interest on the unpaid principal balance at the rate specified below.  Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

For the period commencing on the date hereof and continuing through and until the Maturity Date (hereinafter defined) interest on the principal balance hereof, or portions thereof, outstanding from time to time shall accrue at the rate per annum equal to two percent (2%) plus the prime interest rate (hereinafter referred to as the “Prime”) quoted or published from time to time in the Money Rates section of the Wall Street Journal, or if no such rate is published in the Wall Street Journal, then the nearest comparable published rate, as determined by the holder of this Note.  The interest rate shall be adjusted monthly hereafter upon any change in the Prime to the appropriate percentage above the Prime in effect on such date. At no time shall the interest rate be less than six and 25/100ths percent (6.25%); accordingly, the rate of interest in effect as of the date hereof, and remaining in effect unless and until a monthly change occurs to the Prime and Prime is at least four and 25/100ths percent (4.25%), is and shall be six and 25/100ths percent (6.25%) per annum.

The repayment of this note shall be as follows:

(i)                                     On January 1, 2012, equal monthly installments of principal and interest based on a twenty (20) year amortization schedule each in the amount of $23,352.44 will be due and payable and continue on the 1st day of each and every month thereafter through and including November         , 2031.

(ii)                                  On November           , 2031 (the “Maturity Date”), the entire outstanding principal balance of the indebtedness hereby evidenced, together with all accrued but unpaid interest thereon, and all other sums due to holder hereunder shall be due and payable in full.

Payments, when made, shall be applied in a manner and order according to the sole discretion of the holder of this Note.

If any payment required to be paid by this Note is not paid in full within ten (10) days after its scheduled due date, the holder hereof may assess a late charge in the amount of five percent (5%) of the unpaid amount of the payment, or the maximum permitted by applicable law, whichever is less.

The undersigned and all guarantors and endorsers of this Note waive presentment, demand, protest and notice of non-payment and each of the undersigned is bound as a principal and not as a surety.  The undersigned and all guarantors and endorsers hereof agree to any extensions of time of payment and partial payment, before, at or after maturity, without notice.  This Note shall bear interest at the rate of five percent (5%) per annum above the interest rate otherwise payable under the terms of this Note after maturity or in the event of default until paid in full, or the maximum permitted by applicable law, whichever is less.

This Note and any extensions or renewals hereof is secured by (i) that certain Deed to Secure Debt and Security Agreement dated of even date herewith and recorded in the Office of the Records of Cobb County, Georgia, and any and all amendments and replacements thereto, executed by the undersigned in favor of THE BANK OF LAS VEGAS and (ii) other security.

Failure to make any payment when due, or any default under any encumbrance or agreement securing this Note, or any default in any document executed simultaneously herewith in connection with the loan, shall cause the entire remaining unpaid balance of principal and interest to be declared immediately due and payable at the option of the holder of this Note.

In the event holder shall employ counsel to collect this obligation or to administer, protect or foreclose the security given in connection herewith, the undersigned, jointly and severally if more than one, agrees to pay reasonable attorney’s fees for services of such counsel, whether or not suit is brought, plus costs incurred in connection therewith.

In the event of any prepayment on the outstanding principal balance of this Note, a prepayment penalty shall be assessed as follows:

1.                           If the prepayment occurs on or before the first anniversary date of the loan, the prepayment penalty will equal ten percent (10%) of the principal amount prepaid.

2.                           If the prepayment occurs after the first anniversary date, but on or before the second anniversary date, the prepayment penalty will equal nine percent (9%) of the principal amount prepaid.

3.                           If the prepayment occurs after the second anniversary date, but on or before the third anniversary date, the prepayment penalty will equal eight percent (8%) of the principal amount prepaid.

4.                           If the prepayment occurs after the third anniversary date, but on or before the fourth anniversary date, the prepayment penalty will equal seven percent (7%) of the principal amount prepaid.

5.                           If the prepayment occurs after the fourth anniversary date, but on or before the fifth anniversary date, the prepayment penalty will equal six percent (6%) of the principal amount prepaid.

6.                           If the prepayment occurs after the fifth anniversary date, but on or before the sixth anniversary date, the prepayment penalty will equal five percent (5%) of the principal amount prepaid.

7.                           If the prepayment occurs after the sixth anniversary date, but on or before the seventh anniversary date, the prepayment penalty will equal four percent (4%) of the principal amount prepaid.

8.                           If the prepayment occurs after the seventh anniversary date, but on or before the eighth anniversary date, the prepayment penalty will equal three percent (3%) of the principal amount prepaid.

9.                           If the prepayment occurs after the eighth anniversary date, but on or before the ninth anniversary date, the prepayment penalty will equal two percent (2%) of the principal amount prepaid.

10.                     If the prepayment occurs after the ninth anniversary date, but on or before the tenth anniversary date, the prepayment penalty will equal one percent (1%) of the principal amount prepaid.

A prepayment penalty shall not apply if the prepayment occurs after the tenth anniversary date.

This Promissory Note shall be governed by and construed and enforced in accordance with federal law and the substantive, and not the conflict laws of the State of New Mexico, except and only to the extent of procedural matters related to the perfection and enforcement of Lender’s rights and remedies against the Property, which matters shall be governed by the laws of the State of Georgia.  However, in the event that the enforceability or validity of any provision of this Note is challenged or questioned, such provision shall be governed by whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision.  The loan transaction which is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of New Mexico.  Time is of the essence of this Note.

If the Note is mutilated, lost, stolen or destroyed, then upon surrender thereof (if mutilated) or receipt of evidence and indemnity (if lost, stolen or destroyed) the undersigned shall execute and deliver a new note of like tenor, which shall show all payments which have been made on account of the principal hereof.

THE UNDERSIGNED AND ANY ENDORSER OR GUARANTOR OF THIS NOTE HEREBY EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY AND ALL RIGHTS TO ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

IN WITNESS WHEREOF, the undersigned has executed this Note under seal as of the date first above written.

Mt. Kenn Property Holdings, LLC

By:	/s/ Martin Brew	(L.S.)
Martin Brew, Chief Financial Officer